UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012

BE AEROSPACE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida	33414-2105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 23, 2012, in connection with the cash tender offer and consent solicitation (the “Tender Offer”) by BE Aerospace, Inc. (the “Company”) for any and all of its outstanding $600.0 million aggregate principal amount of 8.50% Senior Notes due 2018 (the “Notes”), the Company accepted for payment and paid for $527,174,000 aggregate principal amount of the Notes, and the Company and Wilmington Trust Company, as trustee (the “Trustee”), entered into a fourth supplemental indenture dated as of July 23, 2012 (the “Fourth Supplemental Indenture”). The Fourth Supplemental Indenture amends and supplements the indenture, dated as of July 1, 2008 (the “Base Indenture”), between the Company and the Trustee, as supplemented by the first supplemental indenture, dated as of July 1, 2008, between the Company and the Trustee (together with the Base Indenture, the “Indenture”), pursuant to which the Notes were issued. The Fourth Supplemental Indenture became operative on July 23, 2012 upon the acceptance and payment by the Company of all Notes tendered in the Tender Offer on or before 5:00 p.m., July 20, 2012. The Fourth Supplemental Indenture amends the Indenture to, among other things, eliminate most of the restrictive covenants and certain events of default applicable to the Notes. A copy of the Fourth Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On April 24, 2012, the Board of Directors of the Company (the “Board”) approved an amendment to the BE Aerospace, Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”), subject to the approval of the Company’s stockholders.  On July 25, 2012, at the Annual Meeting of Stockholders of the Company, the stockholders approved the amendment to the 2005 Plan.  For a description of the 2005 Plan, please see “Proposal No. 5 – Approval of an Amendment of the BE Aerospace, Inc. 2005 Long-Term Incentive Plan” in the Company’s Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 27, 2012.  A copy of the 2005 Plan, amended and restated as of July 25, 2012, is filed as Exhibit 99.1 hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company took place on July 25, 2012.  Proxies for the meeting were solicited and the proposals described below were submitted to a vote of the Company’s stockholders at the annual meeting.  The following is a brief description of each matter voted on and the results of voting.

1.	Election of Class III Directors.

2.	Approval of a Non-Binding Advisory Vote on Executive Compensation.

3.	Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Change the Company’s Name to B/E Aerospace, Inc.

4.	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2012.

5.	Approval of an Amendment to the BE Aerospace, Inc. 2005 Long-Term Incentive Plan.

The number of shares voted for, against and abstained/withheld, as well as the number of broker non-votes, were as follows:

	For	Against	Abstained/ Withheld	Non Votes
1. Election of Class III Directors:
Richard G. Hamermesh	77,359,810	–	4,370,321	11,803,623
Amin J. Khoury	75,890,945	–	5,839,186	11,803,623
2. Non-Binding Advisory Vote on Executive Compensation	74,985,428	6,688,167	56,536	11,803,623
3. Amendment to Amended and Restated Certificate of Incorporation	93,419,693	70,547	43,514	0
4. Ratification of Appointment of Deloitte & Touche LLP	91,133,718	2,301,722	98,314	0
5. Amendment to 2005 Long-Term Incentive Plan	74,444,637	7,020,529	264,965	11,803,623

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Fourth Supplemental Indenture, dated as of July 23, 2012, between the Registrant and Wilmington Trust Company, as trustee, related to the Registrant’s 8.50% Senior Notes due 2018
99.1	2005 Long-Term Incentive Plan (Amended and Restated as of July 25, 2012)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BE AEROSPACE, INC.

	By:	/s/ Thomas P. McCaffrey
		Name:	Thomas P. McCaffrey
		Title:	Senior Vice President
and Chief Financial Officer

Date: July 27, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
4.1	Fourth Supplemental Indenture, dated as of July 23, 2012, between the Registrant and Wilmington Trust Company, as trustee, related to the Registrant’s 8.50% Senior Notes due 2018
99.1	2005 Long-Term Incentive Plan (Amended and Restated as of July 25, 2012)